Exhibit 99.1	NEWS RELEASE RARE ELEMENT RESOURCES LTD. TSX: RES & NYSE AMEX: REE August 4, 2011 Ref: 17-2011

Rare Element Discovers Heavy Rare Earths at Whitetail Ridge, East Taylor and Carbon and High Grade at East Taylor within the Bear Lodge Project

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Three areas located in western half of district enriched in europium, terbium, dysprosium and gadolinium

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Some of the highest heavy rare-earth grades reported from North American deposits

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New REE discovery at East Taylor (55 feet @ 3.38% and 55 feet @ 7.84% REO)

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Drilling program and re-assaying of key HREE-enriched drill holes in progress

Lakewood, Colorado - Rare Element Resources Ltd. (TSX: RES and NYSE-AMEX: REE) announces the identification of high grades of heavy rare-earth elements (HREE) in the Whitetail Ridge resource area, and the East Taylor and Carbon target areas, and the discovery of high-grade REE mineralization at the East Taylor target at the Bear Lodge project (Figure 1). All three of the mineralized zones are located in the western half of an expanding rare-earth mineralized district (the Bear Lodge REE District). The western areas are characterized by high grades (>3% REO) and substantial quantities of the light rare earths (LREE), along with some of the highest grades of heavy rare earths in North American deposits. They are particularly enriched in europium, terbium, dysprosium, and gadolinium (Eu, Tb, Dy, and Gd).  The East Taylor and Carbon targets also contain significant yttrium.

"We are very pleased with the recognition of substantial grades of heavy rare earths, in addition to the known high grades of light rare earths, in the western part of the Bear Lodge rare-earth district,” said Dr. Don Ranta, President of Rare Element.  “Seven drill holes supported by surface geology in three target areas provide encouragement that we will be able to define significant tonnages of this mineralization with further drilling. Discovery of high-grade REE at East Taylor is a major step forward in expanding the potential size of the district. The higher HREE values and projected increased demand for select light and heavy REE could have strongly positive economic benefits to the Bear Lodge project. These deposits may represent a superior source of the most valuable rare earths, which include neodymium, praseodymium, europium, terbium, and dysprosium,” he said.  Rare Element is considering a variety of alliances in the advancement of its rare-earths project.

Bear Lodge Rare-Earth District—Zonation of light and heavy REE

Discoveries of high-grade REE mineralization at Whitetail Ridge, East Taylor, and Carbon expand the area of known REE mineralization well outside of the Bull Hill deposits and identify a “district” underlain by significant and potentially economic REE mineralization. The data indicate that the Bear Lodge REE District covers a crudely elliptical area that extends approximately 5740 feet (1750m) northwest-southeast by 4260 feet (1300m) northeast-southwest (Figure 1). The Whitetail Ridge resource area and Carbon target are located northwest of the Bull Hill REE deposits, and the East Taylor target is located west of the Bull Hill deposits. Based on a re-evaluation of assay data for the Whitetail Ridge and Carbon areas during the Company’s most recent resource estimation (news release dated 10 June 2011), and newly received REE assay data from the East Taylor target area, assay grades for individual rare-earth elements between deposits and target areas at the Bear Lodge project suggest a zonation of REE distribution in the district. The mineralization at Whitetail Ridge, East Taylor, and Carbon has a distribution characterized by elevated abundances of HREE relative to the mineralization at Bull Hill. The three western mineralized zones are characterized by high grades and substantial quantities of the light rare earths (LREE), as well as some of the highest grades of heavy rare earths in North American deposits. They are particularly enriched in europium, terbium, dysprosium, and gadolinium (Eu, Tb, Dy, and Gd), as shown in Table 1. The mineralized intervals in SUN-090 were submitted for REE analyses earlier this year, and the assay results are reported for the first time in this news release. Total REO assays for drill-hole SUN-079 were reported earlier this year in a news release dated April 6, 2011. LREE generally include Ce, La, Nd, Pr, and Sm; HREE include Eu, Gd, Tb, Dy, Ho, Er, Tm, Yb, Lu, and Y.

These new discoveries indicate good potential for new deposits of high-grade rare-earth elements in the western half of the Bear Lodge REE project, and those deposits appear particularly enriched in the heavy rare earths. A grade comparison of individual rare-earth elements between the Bull Hill resource, the Whitetail Ridge resource, and drill holes at the East Taylor and Carbon target areas is given below in Table 1. The location and geologic setting of the deposits and targets are shown in Figure 1.

Figure 1. Location and Geological Map of the Bear Lodge Rare-Earth District, including Bull Hill, Whitetail Ridge, East Taylor, Carbon, and other targets.

GEOLOGIC MAP
Greater Bull Hill Area
GEOL_MNZN_MNOX_VEINS
SUN_GEOL_SIM_DIATREME
SUN_GEOL_SIM_BRECCIA
SUN_GEOL_SIM_SYENITE
SUN_GEOL_SIM_PHONOLITE
SUN_GEOL_SIM_TRACHYTE
SUN_GEOL_SIM_DEADWOOD
Carbon REE
SUN-079
Whitetail Ridge
RES10-20/21
Bull Hill NW
Bull Hill
SUN-023
SUN-009
SUN-090
East Taylor
Bull Hill West
543000.000000
543500.000000
544000.000000
544500.000000
4927000.000000
4926500.000000
4926000.000000
N
0 125 250 500 750 1,000 Meters
0 415 830 1,660 2,490 3,320 Feet
UTM NAD 27 ZONE 13N

Table 1. Comparison of REO grades at Bull Hill, Whitetail Ridge, East Taylor, and Carbon

AREA	Bull Hill	Whitetail Ridge	East Taylor	Carbon
Resource Category Rare Earth Oxide	Indicated	Inferred	Exploration/SUN090, 45-100’, 105-160’	Exploration/SUN079, 15-45’
La2O3	1.08	0.81	1.23	0.96
Ce2O3	1.64	1.19	1.98	1.89
Pr2O3	0.186	0.158	0.264	0.23
Nd2O3	0.65	0.64	0.894	0.91
Sm2O3	0.099	0.142	0.191	0.165
Eu2O3	0.021	0.042	0.056	0.040
Gd2O3	0.048	0.103	0.173	0.097
Tb2O3	0.0037	0.0115	0.026	0.013
Dy2O3	0.0104	0.0361	0.092	0.062
Y2O3	0.032	0.087	0.319	0.283
∑ Eu+Tb+Dy	0.0351	0.090	0.174	0.115
∑ Nd+Pr+Eu+Tb+Dy	0.871	0.888	1.332	1.255
Grade (%REO)	3.77	3.24	5.61	4.69
Metric Tonnes	4.45	1.5	------	------

Identification of High-grade HREEs at the Whitetail Ridge Deposit

The identification of significant HREE mineralization at the Whitetail Ridge resource area is the result of a detailed evaluation of assay data during the most recent resource estimation work (news release dated June 14, 2011). This recognition triggered a review of all the REE mineralized drill holes in the general western area. The Whitetail Ridge deposit is located approximately 1500 feet (450 m) northwest of the main Bull Hill rare-earth deposit (Figure 1). The area was identified previously as an exceptional REE mineralization target (news release dated October 13, 2009), based on factors including: 1) the intersection of REE mineralization as FMR (FeOx-MnOx-REE; designated as MnOx veins in Figure 1) dikes and veins in five nearby historic drill holes; 2) detailed geological mapping of FMR vein material in historic exploration trenches (Figure 1); and 3) a broad positive ground geophysical anomaly of a type coincident with significant REE mineralization in other parts of the project area. The size of the geophysical anomaly (approximately 1400 by 2000 feet, 400 by 610 m, elongate northeasterly) provides an indication that this REE target may be larger than others in the district. Detailed mapping suggests that the REE mineralization consists of northwest-striking FMR dikes and an FMR stockwork zone that is elongate northeasterly, with dimensions of roughly 1250 feet (380 meters) by 950 feet (290 meters). The enveloping geophysical anomaly is larger and may indicate a broader distribution of REE mineralization beneath the extensive soil and colluvial cover. Preliminary mineralogical studies by Dr. Anthony N. Mariano indicate that monazite (an REE-Th phosphate) may represent a significant proportion of the REE mineralogy, and that the HREE mineralization may reside in the monazite. Grades for europium, gadolinium, terbium, and dysprosium for the current Whitetail Ridge resource estimate, as reported in Table 1, are among the highest in North American REE deposits.

During the 2010 drilling program, two core holes were completed in the Whitetail Ridge area from a single drill site (Figure 1). Both holes encountered significant intercepts of REE mineralization that exhibit strong enrichment in both LREE and HREE (Tables 1 and 2; news release dated November 9, 2010). Only a small portion of the large Whitetail Ridge target area was tested with the holes, but they give a good indication of the total potential of the target. These holes, plus historic drill-hole assay data from five widely spaced older holes in the general target area, surface mapping, and trench sampling assay data were all used directly or indirectly by Ore Reserves Engineering to estimate an inferred mineral resource for Whitetail Ridge of 1.7 million tons (1.5 million metric tonnes) averaging 3.24% total REO (news release dated June 14, 2011). Drilling is currently underway at the Whitetail Ridge deposit and surrounding target area. Approximately 12 to 15 additional holes are planned for the target area this year.

Table 2. REO Grades and Distribution in the Oxidized Zone of the Whitetail Ridge Deposit

Element	Ce	La	Nd	Pr	Sm	Gd	Y	Eu	Dy	Tb	Er	Yb	Lu	Ho	Tm
Assay REO %	1.19	0.81	0.64	0.158	0.142	0.103	0.087	0.042	0.0361	0.0115	0.0057	0.0033	0.00040	0.00374	0.00052
Distribution Oxide %	36.73	25.00	19.75	4.88	4.38	3.18	2.68	1.30	1.11	0.35	0.176	0.102	0.012	0.115	0.016

New High-grade REE Discovery at East Taylor and HREE-enrichment

The East Taylor target is located approximately 2500 feet (760 m) west of the main Bull Hill rare-earth deposit and 2500 feet southwest of the Whitetail Ridge deposit (Figure 1). The Taylor target area was principally known as a gold target until the 2010 drilling program intersected a thick FMR zone in reverse circulation (RC) drill-hole SUN-090. Drill-hole SUN-090 and an earlier RC hole drilled by Newmont (SUN-009) were collared adjacent to an outcrop of FMR veins identified by the U.S. Geological Survey (Staatz, 1983) (Figure 1). The zone appears to have an easterly strike, as opposed to the dominant northwesterly and northerly mineralized structures in the Bull Hill/Whitetail Ridge deposits. Preliminary geological mapping and projection of FMR intercepts in drill holes suggest that the REE mineralization consists of dikes and adjacent stockwork with dimensions of roughly 700 feet (210 meters) east-west by 250 feet (75 meters) north-south, and the mineralization is open to the east.

The REE mineralization was recognized in drill chips from SUN-090 by Rare Element geologist, Allen Andersen. The mineralized intercepts were sent subsequently for quantitative REE assays, reported here in Tables 1 and 3. Newmont hole SUN-009 also intersected strong REE mineralization in a correlative intercept (Table 3), The high-grade REE zone in drill-hole SUN-090 is contained within a well-mineralized gold zone that averages 0.038 ounces per ton (1.3 grams per tonne) from 0 to 205 feet (0-62.5 m). Correlative FMR mineralization was recognized also in Newmont drill hole SUN-023, which was not assayed for REE. Several core holes are planned as further step-off tests of the target area in 2011, including a core-hole twin of drill-hole SUN-090.

Table 3. REE- mineralized intercepts at the East Taylor Target area

Drill Hole	Interval (feet)	Mineralized Intercept (feet)	Total REO (%)
SUN-090	45 – 100	55	3.38
	105 - 160	55	7.84
SUN-009*	80-165	85	>1.4*
	540-575	35	>1.4*

* Note:

REE assays for Newmont drill-hole SUN-009 were done using partial digestion analytical methods. In many cases values exceeded the upper limit of the method for individual REE (i.e. upper assay limit for Ce was 5000 ppm.

It should be noted that the Company’s proprietary internal standards submitted with the samples from drill hole SUN-090 were certified at that time for only Y, La, Ce, Pr, Nd, Sm, Th, and U, and not for the other REE. The samples are now being re-submitted with the newly developed standards that are certified for Y, La, Ce, Pr, Nd, Sm, Eu, Gd, Tb, Dy, Ho, Th, and U. Rare Element’s rigorous QA/QC program exceeds industry standards, as REE assays are routinely reported and assessed using only analytical laboratory standards for evaluation of data quality.

Discovery of High-grade HREEs at the Carbon REE Target

The Carbon REE mineralization was identified by Rare Element geologist, Allen Andersen, in drill-hole SUN-079, which is a reverse circulation drill hole that was part of the Company’s 2010 gold exploration program. The Carbon REE target is located about 1200 feet (370 m) northwest of the Whitetail Ridge deposit along an apparent northwest-trending zone of mineralization (Figure 1). Two reverse-circulation drill holes (SUN-076 and SUN-079) completed during the 2010 Sundance gold exploration program cut significant REE mineralization in FMR vein material. REE-bearing intercepts from the Carbon target area are summarized in Table 4. Total REO assays for drill-holes SUN-079 and SUN-076 were reported earlier this year in a news release dated April 6, 2011.  If this mineralization is a continuation of the Whitetail Ridge dike system and the Bull Hill system, the total mineralization trend may reach more than 5000 feet (1500m) in length.

Table 4. REE-mineralized intercepts at the Carbon target area

Drill Hole SUN-076 (N45W, -45º; total depth 615 feet)

Interval (feet)	Mineralized Intercept (feet)	Mineralized lithology	TREO (%)
100-110	10	FMR drill chips	1.66

Drill Hole SUN-079 (S80W, -45º; total depth 775 feet)

Interval (feet)	Mineralized Intercept (feet)	Mineralized lithology	TREO (%)
0-5	5	FMR drill chips	1.69
15-45	30	FMR drill chips	4.69
700-760	60	FMRdrill chips	3.58

Assays, Quality Control, and Standard Certification

ALS Chemex conducted the assaying for the rare-earth elements reported here in their Vancouver, British Columbia assay facility. ALS Chemex Vancouver is accredited to ISO 9001 and operates according to ALS Group standards consistent with ISO 17025 methods at other laboratories. The samples were prepared and subjected to lithium metaborate fusion, followed by ICP analysis and a mass spectroscopy finish.

Analytical quality is monitored through the use of randomly inserted quality control samples, including standards, blanks, and duplicates, which are blinded to the analytical laboratory. No duplicates were submitted for the SUN-090 samples, owing to insufficient sample. Results of the analyses at ALS Chemex are evaluated continuously by Dr Jeffrey Jaacks, the Company's QA/QC consultant, who is a Qualified Person according to National Instrument 43-101. The results from the current data set indicate acceptable accuracy and precision. Blank analyses also indicate no issues with carry-over contamination.

Rare Element Resources developed a set of proprietary internal REE analytical standards using Bear Lodge deposit mineralized material during late 2009 and early 2010 under the supervision of Dr. Jaacks. The original round robin assay series at four laboratories indicated that these materials could be used as standards for Y, La, Ce, Pr, Nd, Sm, Th, and U analyses. However, the results also indicated that the concentration of the remaining elements in the REE series were at the lower end of the working range of the analytical method, and standard values gave unacceptable accuracy and precision for Eu, Gd, Tb, Dy, Ho, Er, Tm, Yb, and Lu analyses. The Company conducted a new round robin standard certification program during the first half of the current year. The results from most recent round robin assay series qualify the reference materials for a greater number of rare-earth elements.  Improvements in analytical methods, and a larger base of certification analyses generated by utilizing eight analytical laboratories, indicates that the standards can be used as reference materials for Au, Y, La, Ce, Pr, Nd, Sm, Eu, Gd, Tb, Dy, Ho, Th, and U analyses.

Rare Element Resources Ltd (TSX: RES & NYSE-AMEX: REE) is a publicly traded mineral resource company focused on exploration and development of rare-earth elements and gold on the Bear Lodge property.

Rare-earth elements are key components of the green energy technologies and other high-technology applications. Some of the major applications include hybrid automobiles, plug-in electric automobiles, advanced wind turbines, computer hard drives, compact fluorescent light bulbs, metal alloys, additives in ceramics and glass, petroleum cracking catalysts, and a number of critical military applications. China currently produces more than 95% of the 130,000 metric tonnes of rare-earths consumed annually worldwide, and China has been reducing its exports of rare earths each year. The rare-earth market is growing rapidly, and is projected to accelerate if the green technologies are implemented on a broad scale.

ON BEHALF OF THE BOARD

Donald E. Ranta, PhD, PGeo, President & CEO

For information, refer to the Company’s website at www.rareelementresources.com or contact:

Mark T Brown, CFO, (604) 687-3520 ext 242 mtbrown@pacificopportunity.com .

Donald E Ranta, (720) 278-2460 don@rareelementresources.com

Donald E. Ranta, PhD, PGeo, serves the Board of Directors of the Company as an internal, technically Qualified Person.  Technical information in this news release has been reviewed by Dr. Ranta and has been prepared in accordance with Canadian regulatory requirements that are set out in National Instrument 43-101.  This news release was prepared by Company management, who take full responsibility for content. Neither TSX nor its Regulation Services Provider (as that term is defined in the policies of the TSX) accepts responsibility for the adequacy or accuracy of this release.

Forward Looking Statements

Except for statements of historical fact, certain information contained herein constitutes forward-looking statements. Forward looking statements are usually identified by our use of certain terminology, including “will”, “believes”, “may”, “expects”, “should”, “seeks”, “anticipates”, “has potential to”, or “intends’ or by discussions of strategy or intentions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results or achievements to be materially different from any future results or achievements expressed or implied by such forward-looking statements. Forward-looking statements are statements that are not historical facts, and include but are not limited to, estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to the effectiveness of the Company’s business model; future operations, products and services; the impact of regulatory initiatives on the Company’s operations; the size of and opportunities related to the market for the Company’s products; general industry and macroeconomic growth rates; expectations related to possible joint and/or strategic ventures and statements regarding future performance.

Forward-looking statements used in this discussion are subject to various risks and uncertainties, most of which are difficult to predict and generally beyond the control of the Company. If risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Forward-looking statements in this document are not a prediction of future events or circumstances, and those future events or circumstances may not occur. Given these uncertainties, users of the information included herein, including investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.